EXHIBIT (d)(3)

      THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 19, 1999*
                          JAPAN OTC EQUITY FUND, INC.
                     TO SUBSCRIBE FOR SHARES OF COMMON STOCK
                            Subscription Certificate

Japan OTC Equity Fund, Inc. (the "Fund") issued to its record date shareholders (the "Record Date Shareholders"), as of the close of business on October 25, 1999 (the "Record Date"), non-transferable rights ("Rights") on the basis of one Right for every whole Share held on the Record Date, entitling the holders thereof to subscribe for shares of common stock of the Fund ("Shares") at a rate of one Share for every three Rights held. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus, dated October __, 1999 (the "Prospectus"), which is incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The owner of the Subscription Certificate is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may, at the discretion of the Board of Directors, issue shares of Common Stock up to an additional 948,985 Shares in order to cover such over-subscription requests. To the extent the Fund determines not to issue additional Shares to honor all over-subscriptions, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Fund, so that the number of Shares issued to shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION
               FOR A RECORD DATE SHAREHOLDER WHO OWNS 500 SHARES

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                   Primary Subscription Entitlement (1-for-3)

No. of Shares owned on the Record Date 500/1 = 500 Rights
     (one Right for every Share)
No. of Rights issued on the Record Date 500/3 = 166 new Shares
     (if the Rights are fully exercised in the Primary Subscription)
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                        THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable, and therefore may not be transferred or sold. The Rights will not be admitted for trading on the New York Stock Exchange (the "NYSE") or any other stock exchange. The shares provided to Record Date Shareholders who exercise their Rights will be listed for trading on the NYSE under the symbol "JOF".

                          ESTIMATED SUBSCRIPTION PRICE

The Estimated Subscription Price is $______ per Share.

                            FINAL SUBSCRIPTION PRICE

The Final Subscription Price per share will be 95% of the lower of: (1) the average of the last reported sales price per Share on the NYSE on the Expiration Date of the Offer and on the preceding four business days, (i.e., the average of the closing prices on the NYSE on November 19, 18, 17, 16 and 15 unless the Offer is extended; or (2) the last reported net asset value per Share on the Expiration Date.

                          METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BOSTON EQUISERVE DIVISION, BEFORE 5:00 P.M., EASTERN TIME, ON NOVEMBER 19, 1999, OR SUCH LATER DATE AS MAY BE DETERMINED BY THE FUND ("EXPIRATION DATE").

Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to Japan OTC Equity Fund, Inc. No third-party checks will be accepted. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such Notice, must be received by the Subscription Agent no later than 5:00 P.M., Eastern Time, on the third business day after the Expiration Date, November 24, 1999, unless the Offer is extended by the Fund. For additional information, see the Prospectus.

Certificates representing the Shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Certificates representing shares acquired pursuant to the over-subscription privilege will be mailed as soon as practicable after full payment for such shares has been received and cleared and all allocations have been completed. Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the

Estimated Subscription Price (and because a shareholder may not receive all the Shares for which it subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additioanl amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received within ten business days after the Confirmation Date, December 16, 1999, unless the offer is extended by the Fund.

*Unless the Offer is extended by the Fund
Account #
Control #
CUSIP # ___________
NUMBER OF PRIMARY SUBSCRIPTION RIGHTS:
NUMBER OF SHARES ENTITLED IN PRIMARY SUBSCRIPTION:

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

|_| I apply for ALL of my entitlement of new Shares pursuant to the Primary Subscription
__________________________ x $___________________   =   $___________________
(no. of new Shares)          (per share)*

|_| In addition, I apply for new Shares pursuant to the Over-Subscription Privilege**
__________________________ x $___________________   =   $___________________
(no. of additional Shares)   (per share)*

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

I apply for ___________________ x $______________   =   $______________________
            (no. of new Shares)    (per share)*

                              Amount of check enclosed $_______________________

* $_______ per share is an estimated price only. The Final Subscription Price will be determined on the Expiration Date, and could be higher or lower depending on any changes in the net asset value and market price on the Shares.
** You can participate in the Over-Subscription Privilege only if you have subscribed for your full entitlement of new shares pursuant to the Primary Subscription.
      Please complete all applicable information and return to:

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

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SECTION 2: SUBSCRIPTION AUTHORIZATION:

      I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price as determined on the Expiration Date is in excess of the $_______ Estimated Subscription Price per Share.

      I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth for in the Prospectus.

Signature of Subscriber(s)

________________________________________________________________________________
(and address if different than that listed on this Subscription Certificate***)

________________________________________________________________________________

________________________________________________________________________________
Telephone number (including area code)

________________________________________________________________________________
*** If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate, you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealer and government securities dealers. Please provide the delivery address above and note if it is a permanent change.

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SECTION 3: DESIGNATION OF BROKER-DEALER

The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:
FIRM: _____________________________________________________________________
REPRESENTATIVE NAME: ______________________________________________________
REPRESENTATIVE NUMBER:_____________________________________________________

                       State Street Bank and Trust Company
                            Boston EquiServe Division

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                     By First Class Mail
                     State Street Bank and Trust Company
                     Corporate Reorganization
                     P.O. Box 9573
                     Boston, MA  02205-9573
                     U.S.A.

                     By Hand
                     Security Transfer and Reporting
                     Services, Inc.
                     c/o EquiServe
                     100 Williams Street Galleria
                     New York, NY 10038
                     U.S.A.

                     By Express Mail or Overnight Courier
                     State Street Bank & Trust Company
                     Corporate Reorganization
                     40 Campanelli Drive
                     Braintree, MA 02184
                     U.S.A.
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    DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET
                FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

   ANY QUESTIONS REGARDING THIS SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, CORPORATE INVESTOR COMMUNICATIONS, INC., TOLL
                            FREE AT (877) 460-9334.

            INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION CERTIFICATE
                           JAPAN OTC EQUITY FUND, INC.

      The enclosed Subscription Certificate contains the number of Rights held by the registered holder of such Rights (the "Rights Holder"). The Rights Holder has been issued one (1) Right for every share of common stock ("Share") of Japan OTC Equity Fund, Inc, (the "Fund") held by the Rights Holder on the record date. The Rights Holder is entitled to acquire one (1) Share for every three (3) Rights held (except that a Rights Holder who holds less than three (3) Rights is entitled to acquire one (1) Share).

      To subscribe for Shares, the Rights Holder must present to State Street Bank and Trust Company, Boston EquiServe Division (the "Subscription Agent"), prior to 5:00 P.M., Eastern Time, on the Expiration Date, either:

      (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank or branch of a bank located in the United States of America and payable to Japan OTC Equity Fund, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price; or

      (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank or branch of a bank located in the United States of America and payable to Japan OTC Equity Fund, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price (which Subscription Certificate and money order or check must then be delivered on or before the third business day after the Expiration Date).

            If the Rights Holder desires to subscribe for additional Shares pursuant to the Over-Subscription Privilege, Section 1 of the Subscription Certificate must be completed to indicate the maximum number of Shares for which such privilege is being exercised. A Rights Holder may not receive the entire number of Shares for which it subscribes pursuant to the Over-Subscription Privilege.

            On a date within eight business days following the Expiration Date (the "Confirmation Date"), December 2, 1999, unless the Offer is extended by the Fund, subscribers will be notified as to (i) the number of Shares purchased under the Primary Subscription and, if applicable, the Over-Subscription Privilege, and (ii) any additional amount payable by subscribers to the Fund or any excess to be refunded by the Fund to such subscribers, in each case, based on the Final Subscription Price as determined on the Expiration Date. The Rights Holder should note that the amount payable for the Shares subscribed for pursuant to the Subscription Certificate may be more than the Estimated Subscription Price and that additional amounts in respect of the Subscription Price may be payable following the Expiration Date. Any additional payment required from subscribers must be received by the Subscription Agent within ten business days after the Confirmation Date, December 16, 1999, unless the Offer is extended by the Fund.

            If the Rights Holder does not make timely payment of any amounts due in respect of Shares subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege, the Subscription Agent and the Fund reserves the right to (i) sell such subscribed and unpaid-for Shares to other Record Date Shareholders, (ii) apply any payment actually received toward the purchase of the greatest whole number of Shares that could be acquired by such shareholder upon the exercise of the Primary Subscription and/or Over-Subscription Privilege, and/or (iii) exercise any and all other rights or remedies to which the Fund may be entitled.

            Capitalized terms used but not defined in the Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated October __, 1999, relating to the Offer.

            Any questions regarding the Subscription Certificate and the Offer may be directed to the Fund's Information Agent, Corporate Investor Communications, Inc., toll free at (877) 460-9334.